Exhibit 4.3

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Original Issue Date: April 29, 2011
Conversion Price: US $1.40

CONVERTIBLE DEBENTURE
DUE APRIL 29, 2014

FOR VALUE RECEIVED, EPOD Solar Inc., a Nevada Company (hereinafter called the "Borrower" or “Company”), hereby promises to pay to the order of ____________________or its registered assigns (the "Holder") the sum of $_________US Dollars (___________USD), on April 29, 2014 (the "Maturity Date"), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is a duly authorized issue of Debentures of the Company, designated as its Convertible Debentures due April 29, 2014 (the "Debentures") issued pursuant to a Securities Purchase Agreement entered into between the Company and the Holder on ________, 2011 (“Securities Purchase Agreement”).

Except as otherwise expressly provided herein, including but not limited to Section 7(c) below, this Debenture may not be prepaid by the Borrower. All payments due hereunder (to the extent not converted into Units as defined in Section 2(a)(i) herein, of the Borrower in accordance with the terms hereof shall be made in lawful money of the United States and any accrued Interest shall be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at the address of the Holder as designated by the Holder or at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

This Debenture is subject to the following additional provisions:

Section 1.     Interest. Subject to the terms and conditions of this Debenture, The Company shall pay interest (“Interest”) to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of ten percent (10%) per annum (the “Interest Rate”) from the Original Issue Date (as defined herein) until the same becomes due and payable at maturity. Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable on an annual basis every twelve (12) months, in accordance with the terms hereof. The Company shall have the option of paying the Holder the amount of interest due and payable in cash or in Shares of the Company pursuant to the terms of conversion herein and the price per Share shall be equal to the average price per Share in the ten trading days preceding the date on which the Interest becomes due and payable. The amount of interest payable in respect of the Debenture shall be reduced proportionately in the event of its partial or full conversion prior to maturity.

Section 2.     Conversion.

(a) Conversion Right.

(i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof and prior to the Maturity Date, to convert any part or all of the Debenture into a total of up to ________(___________) units ((“Units” and individually each a or "Unit") of the Company at the price of USD $1.40 (“Conversion Price”) per Unit. Each Unit shall be comprised of the following: (i) 1 (one) share of the Company’s common stock (“Common Stock”) par value $0.001 per share (“Share” and collectively “Shares”); and (ii) ½ (one half) of one stock purchase warrant . Each whole stock purchase warrant (“Warrant” and collectively “Warrants”) is exercisable at any time prior to the Maturity Date, at an exercise price of US $2.00 per Share, to purchase 1 (one) additional Share. Any Shares issuable pursuant to the exercise of the Conversion Right shall be issued as fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 2 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full.

(ii) Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture or the unexercised or unconverted portion of the Warrants or of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Debenture with respect to which the determination of this proviso is being made would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and provided that the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

(iii) Calculation of Conversion Amount. The number of Units to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Debenture, the sum of (i) the Principal Amount of the Debenture to be converted in such Conversion, and (ii) at the Company’s discretion, any Interest accrued and due.

(b) Mechanics of Conversion. In order to convert the Debentures into full shares of Common Stock and Warrants, the Holder shall deliver a copy of the fully executed notice of conversion in the form on the rear of the certificate evidencing the Debenture (‘Notice of Conversion’) to the Company at the office of the Company which notice shall specify the amount of the Debenture to be converted (together with a copy of the first page of each Debenture to be converted) prior to Midnight, Eastern time (the ‘Conversion Notice Deadline’) on the date of Conversion specified on the Notice of Conversion and (ii) surrender the original Debenture(s); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion and Warrants unless either the original Debentures are delivered to the Company as provided above, or the Holder notifies the Company that such Debenture(s) have been lost, stolen or destroyed. In the case of a dispute as the calculation of the Conversion Price, the Company’s calculation shall be deemed conclusive absent manifest error.

(i) Lost or Stolen Debentures. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture, and (in the case of loss, theft or destruction) indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver new Debenture(s) of like tenor and date.

(ii) Delivery of Common Stock and Warrants upon Conversion. The Company shall issue and use its best efforts to deliver within a reasonable time after delivery to the Company of a Debenture and Notice of Conversion, or after provision for security or indemnification required by (i) above, to such Holder of the Debenture at the address of the Holder on the books of the Company, a certificate for the number of shares of Common Stock and a number of Warrants to which the Holder shall be entitled as aforesaid.

(iii) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of a Debenture. If any conversion of the Debenture would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, a cash adjustment will be made for the fractional interest.

(iv) Date of Conversion. The date of which conversion occurs (the ‘Date of Conversion’) shall be deemed to be the date set forth in such Notice of Conversion, provided that the copy of the Notice of Conversion is delivered or faxed to the Company before midnight, Pacific time, on the Date of Conversion, and (ii) that the original Debentures to be converted are surrendered, and received by the Company within five business days from the Date of Conversion. The person or persons entitled to receive the shares of common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Debentures to be converted are not received by the Transfer Agent or the Company within five business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company’s option, may be declared null and void.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debentures, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(d) Adjustment to Conversion Price.

(i) Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when the Debentures are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price share be proportionately increased.

(ii) Adjustment Due to Merger, Consolidation, Etc. If at any time when the Debentures are issued and outstanding, there shall be any merger, amalgamation, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the company or another entity (“Material Transaction”), then the Holders of the Debentures shall thereafter have the right to receive upon conversion of the Debentures, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock and/or securities which the Holder would have been entitled to receive in such transaction had the Debentures been converted immediately prior to the Material Transaction.

(iii) Anti-Dilution Pursuant to Share Issuances. If at any time, when the Debentures are issued and outstanding the Company issues Additional Securities (as defined below) (a “Dilutive Issuance”) the Company shall adjust the Conversion Price (“Adjusted Conversion Price”) of this Debenture using the following formula below.

“Additional Shares” shall mean all shares of Common Stock issued by the Company other than (i) shares of Common Stock and/or options, to employees, officers, or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to any stock option plans, that are approved by the Board of Directors of the Company,(“ ESOP Shares Issuances”)

X =	Y (A)
B

Where	X = the Adjusted Conversion Price
Y = 9,250,000
A = the Conversion Price
B = the total number of shares of Common Stock outstanding of the Company immediately following the Dilutive Issuance calculated on a fully diluted basis, excluding any ESOP Shares Issuances.

(iv) Anti-Dilution Pursuant to Securities Issuances within the context of a Financing. If at any time, when the Debentures are issued and outstanding the Company undergoes an offering or financing (“Financing”) which results in the issuance of Shares, debentures, or other convertible securities at an exercise or conversion price that is equal to less than the Conversion Price herein per Share (“Base Financing Price”), then the Conversion Price shall be reduced and shall be equal to the Base Financing Price minus a twenty-five percent (25%) discount (the “Percentage Discount”) (“Discounted Conversion Price”). The Discounted Conversion Price shall be calculated using the following formula:

A=	B
(1 + C)

Where	A = Discounted Conversion Price
B = the Base Financing Price per Share
C = the Percentage Discount.

Section 4.     No Voting Rights. The Debentures shall not entitle the Holders thereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend meetings of stockholders or any other proceedings of the Company.

Section 5.     Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

Section 6.     Regulation S Agreement of the Holder

6.1     The Holder represents and warrants to the Company that the Holder is not a "U.S. Person" as defined by Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

A "U. S. Person" is defined by Regulation S of the Securities Act to be any person who is:

Any natural person resident in the United States;

Any partnership or corporation organized or incorporated under the laws of the United States;

i.	Any estate of which any executor or administrator is a U.S. person;

ii.	Any trust of which any trustee is a U.S. person;

iii.	Any agency or branch of a foreign entity located in the United States;

iv.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

v.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

vi.	Any partnership or corporation if:

	A.	Organized or incorporated under the laws of any foreign jurisdiction; and

	B.	Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

6.2     The Holder acknowledges that the Holder was not in the United States at the time the offer to purchase the Shares was received.

6.3     The Holder acknowledges that the Shares are "restricted securities" within the meaning of the Securities Act and will be issued to the Holder in accordance with Regulation S of the Securities Act.

6.4     The Holder agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

6.5     The Holder and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

6.6     The Holder agrees to resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

6.7     The Holder acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT".

Section 8.     Transfer to Comply with the Securities Act. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. This Debenture may be sold, assigned or transferred only in compliance with applicable federal and state securities laws and regulations.

Section 9.     Governing Law. The Debenture shall be governed by and construed in accordance with the laws of the State of Nevada. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 10.     Business Day Definition. For purposes hereof, the term ‘business day’ shall mean any day on which banks are generally open for business in the State of Nevada and excluding any Saturday and Sunday.

Section 11.     Notices. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at 950 John Daly blvd., Suite 260, Daly City, CA 94015 (ii) the Holder of a Debenture, to such holder at its last address as shown on the Debenture Register (or to such other address as the party shall have furnished in writing as its new address to be entered on the Debenture Register. Any notice or other communication needs to be made by facsimile and delivery shall be deemed give, except as otherwise required herein, at the time of transmission of said facsimile. Any notice given on a day that is not a business day shall be effective upon the next business day.

Section 12.     Waiver of any Breach to be in Writing. Any waiver by the Company or the Holder of a Debenture of a breach of any provision of the Debenture shall not operate as, or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of the Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of the Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the Debenture. Any waiver must be in writing.

Section 13.     Unenforceable Provisions. If any provision of a Debenture is invalid, illegal or unenforceable, the balance of the Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 14.     Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

IN WITNESS WHEREOF, Company has caused the Debenture to be signed in its name by its duly authorized officer this ____, 2011.

COMPANY:

EPOD Solar Inc.

By:__________________________________
Joseph Kristul, CEO & Chairman

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________
in principal amount of the Debenture (defined herein) into Units, of
EPOD Solar Inc., a Nevada Company (the "Company"), plus:

-$_________any Interest owing, if applicable and at the Company’s sole discretion all according to the conditions of the Debenture of the Company dated as of April 29, 2011, (the "Debenture"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above and Warrants for the number set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "ACT").

(i) Date of Conversion:_______________________________
Applicable Conversion Price:________________________
Number of Shares of Common Sock to be Issued _______________
Number of Warrants ______________________________
Conversion of the Debenture:_______________________

Signature: ______________________________________________________
Name: _________________________________________________________
Address: _______________________________________________________

Upon Conversion of the Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture (or evidence of loss, theft or destruction thereof) to the Company unless all of the Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the fifth Business Day following receipt of the Notice of Conversion with respect to the Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.